UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2015

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(c) – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2015, Denbury Resources Inc. (the "Company") announced that its Board of Directors (the "Board") had appointed Christian S. Kendall as Chief Operating Officer of the Company, effective upon his joining the Company, which occurred today.

Mr. Kendall, 49, joins the Company from Noble Energy, Inc. ("Noble"), where he most recently served as a member of Noble’s executive management and as part of its operations leadership team as Senior Vice President, Global Operations Services. Prior to that, Mr. Kendall served as Vice President, Gulf of Mexico (2011-2014) and as Business Unit Manager and Vice President, Noble Energy Mediterranean Ltd (2007-2011), having been with Noble since 2001. Mr. Kendall began his career with Mobil Oil Corporation in 1989 and, in total, has over 26 years of oil and gas industry experience in domestic and international operations roles. Mr. Kendall holds a Bachelor of Science degree in Engineering, Civil Specialty, from the Colorado School of Mines.

In connection with his appointment, Mr. Kendall will receive (i) a base salary of $525,000 annually, (ii) a $250,000 bonus upon commencement of employment and (iii) an additional $250,000 bonus on the first anniversary of his hiring assuming continued employment with the Company on that date.

Additionally, as an inducement to accept the position of Chief Operating Officer of the Company, Mr. Kendall has been awarded a one-time grant of 300,000 shares of restricted common stock of the Company, par value $.001 per share, pursuant to a standalone restricted share new hire inducement award agreement (the "Award Agreement"), which restricted shares will vest ratably over a three-year period or upon an earlier change-of-control of the Company or upon his death or disability, subject to forfeiture of unvested portions of the award upon separation from the Company in certain circumstances. This description of the Award Agreement is qualified in its entirety by reference to the Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Kendall may also participate in other compensation and benefits programs available to the Company’s executive officers, including long-term equity incentive awards and cash bonuses granted annually at the discretion of the Compensation Committee of the Board, and which currently are based upon both Company and individual performance measures.

A copy of the press release regarding the appointment of Mr. Kendall is filed as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*	Standalone Restricted Share New Hire Inducement Award Agreement between the Company and Christian S. Kendall, dated September 8, 2015.
99.1*	Denbury Press Release, dated September 1, 2015.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: September 8, 2015	By:	/s/ James S. Matthews
James S. Matthews
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Standalone Restricted Share New Hire Inducement Award Agreement between the Company and Christian S. Kendall, dated September 8, 2015.
99.1	Denbury Press Release, dated September 1, 2015.